Exhibit 99.1

news release

CONTACT

Amy Low Chasen

(212) 282 – 5320

AVON REPORTS THIRD-QUARTER RESULTS

Revenue of $2.7 Billion

4% Higher Year over Year – Up 6% in Constant Dollars

Active Representatives Up 4%; Units Up 1%; Beauty Units Up 1%

Third-Quarter Earnings per Share of $0.38 versus $0.36 in the Prior Year,

Adjusted1 Earnings per Share of $0.41 versus $0.42 in the Prior Year

NEW YORK, N.Y., October 28, 2010 — Avon Products, Inc. (NYSE:AVP) today reported third-quarter 2010 total revenue of $2.7 billion, 4% higher than that of third-quarter 2009. Constant dollar sales rose 6% as foreign exchange reduced growth by 2 percentage points. Acquisitions contributed 2% to revenue growth in the quarter. Beauty sales in the third quarter of 2010 were up 3% versus the prior-year period, and increased 5% on a constant dollar basis. Active Representatives grew 4%. Total units and Beauty units both rose 1%, and total price/mix rose 5%.

Andrea Jung, Chairman and CEO, remarked, “Third-quarter revenues were softer than we had expected, however we maintained our commitment to strategic growth investments. The third quarter was always planned to be a heavy investment quarter, although the lower-than-expected revenues added further pressure to operating margin.

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We continue to expect sales growth for the full year of at least mid-single digits in constant dollars, but now expect operating margin to be roughly flat. Importantly, we remain committed to our long-term strategic growth plan as well as the achievement of our corporate objectives, which include at least mid-single digit constant dollar revenue growth and mid-teens operating margin by 2013.”

Avon’s Beauty sales growth of 3% included gains in fragrance of 8% and personal care of 5%, with color cosmetics flat and a 3% decline in skin care. Constant dollar growth of 5% in Beauty was driven by 12% growth in fragrances, 7% growth in personal care, and 2% growth in color cosmetics. These were partially offset by a 2% decline in skin care due to geographic mix and softness in our mid-tier Solutions brand.

Third-quarter 2010 gross margin of 64.4% was 170 basis points above that of the prior-year quarter. Excluding the impact of Venezuelan special items and restructuring costs, gross margin was up 190 basis points to 64.7%, benefiting from strong manufacturing productivity gains as well as currency transaction benefits.

Selling, general and administrative expenses in the quarter increased as a percent of revenue by 200 basis points versus third quarter 2009. Excluding restructuring costs and Venezuelan special items, it increased by 300 basis points due to higher advertising and Representative Value Proposition (“RVP”) expenses and costs associated with the company’s internal FCPA investigation.

Advertising for the quarter was $115 million, up 36% from $84 million in last year’s period, driven by increases in Brazil, Russia and the U.S. Investments in RVP grew somewhat ahead of sales with a continued commitment to our Sales Leadership program, Internet enablement and our Service Model Transformation initiative.

Third-quarter 2010 costs associated with the company’s 2005 and 2009 restructuring programs were $7 million pre-tax, or $0.01 per share after-tax. This

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compared with costs of $34 million pre-tax, or $0.06 per share after-tax, related to the company’s 2005 and 2009 restructuring programs in the prior-year period.

Third-quarter 2010 operating profit of $260 million was flat compared with the year-ago quarter and operating margin was 9.8%, a decline of 30 basis points year over year. Excluding the impact of Venezuelan special items and restructuring costs, operating profit was down 6%, and operating margin was 10.3%, or down 110 basis points versus the third quarter of 2009. The decline was due to our planned increase in advertising and RVP, along with costs associated with the company’s internal FCPA investigation.

Third-quarter 2010’s effective tax rate was 29.2%, compared with 32.0% in third-quarter 2009. Excluding the impact from Venezuelan special items and restructuring costs, the tax rate was 28.7% in third-quarter 2010, compared with 32.0% in third-quarter 2009. The third-quarter 2010 effective tax rate included benefits from audit settlements.

Net income in the third quarter of 2010 was $167 million, or $0.38 per share, compared with $156 million, or $0.36 per share, in the year-ago quarter. After adjusting for the impact of Venezuelan special items and restructuring costs, net income was $178 million, or $0.41 per share, compared with $179 million, or $0.42 per share in the year-ago third quarter.

Net cash provided by operating activities was $338 million for the nine months ended September 30, 2010, compared with $247 million for the same period of 2009. The improvement was a result of higher cash-related net income, recovery of the Brazil VAT and higher accounts payable. These items were partially offset by higher inventories resulting from lower-than-expected sales as well as the timing of payments relating to our restructuring programs.

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Third-Quarter Regional Results

Latin America’s third-quarter 2010 revenue was up 8% year over year, or up 13% in constant dollars. On a reported basis, Brazil was up 14%, Mexico was up 18%, and Venezuela was down 24%. Constant dollar revenue growth was driven by growth of 7% in Brazil, 14% in Mexico and 52% in Venezuela. The region’s Active Representatives grew 8% and units sold were up 6%. Third-quarter operating profit was down 3%. Operating margin was 15.4%, or down 190 basis points from the third quarter of 2009. Excluding the impact of Venezuelan special items and restructuring costs, Latin America’s adjusted third-quarter operating profit was down 1%. Adjusted operating margin was 16.2%, down 160 basis points due to increased investment in RVP and advertising, as well as higher distribution costs.

Third-quarter revenue in North America declined 2%, or 3% in constant dollars. Silpada had a favorable impact on third-quarter revenue of 7 percentage points, which includes two months of operations. Active Representatives were down 6% largely due to fewer additions. Units sold declined 8% compared with a year ago. Silpada added 1 percentage point to both Active Representatives and unit growth in the quarter. North America’s third-quarter operating profit was up 25%. Operating margin was 5.7%, up 130 basis points versus last year’s quarter. Adjusted operating profit was down 4%, with an adjusted operating margin of 6.4%, down 10 basis points. Excluding Silpada, adjusted operating profit declined 25% with adjusted operating margin down 110 basis points due to increased advertising.

In Central & Eastern Europe, third-quarter revenue declined 1% year over year, but rose 2% in constant dollars. Russia was up 6% on a reported basis and up 4% in constant dollars. The region’s Active Representatives grew 3% and units sold were flat in the quarter. Operating profit rose 7% versus the 2009 quarter. The region’s operating

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margin was 16.1%, up from 14.9% in the year-ago quarter. Third-quarter 2010 adjusted operating profit was up 3%. Adjusted operating margin was 16.2%, up 60 basis points, driven by improved manufacturing productivity, including benefits from our Strategic Sourcing Initiative (“SSI”), partially offset by the planned increase in advertising.

Western Europe, Middle East & Africa’s third-quarter revenue increased 11% versus the prior-year quarter or 16% on a constant dollar basis. The strength was driven by growth in Active Representatives as well as the acquisition of Liz Earle Beauty Co. Limited, which contributed approximately 4 percentage points to revenue growth. On a reported basis, Turkey rose 13%, South Africa rose 73% and the U.K. was down 3%. The region’s constant dollar revenue increase was due to a 15% increase in Turkey, 63% increase in South Africa, and a 1% increase in the U.K. The region’s Active Representatives grew 14% year over year and units sold increased 5%. Operating profit was up 185% versus the prior-year quarter. Operating margin was 10.1%, up from 3.9% in the year-ago quarter. Third-quarter 2010 adjusted operating profit was up 94%. Adjusted operating margin was 10.0%, up 430 basis points versus last year’s third quarter due to improved manufacturing productivity including the benefits of SSI.

Asia Pacific’s third-quarter revenue increased 3% year over year, but declined 4% in constant dollars. Strong growth of 13%, or 7% in constant dollars, in the Philippines offset continued weakness in Japan. The region’s Active Representatives and units sold were each up by 2%. Operating profit was down 2% versus the 2009 quarter. The region’s operating margin was 9.9% versus 10.4% a year ago. The region’s adjusted operating profit declined 14%. Adjusted operating margin was 9.6%, down 190 basis points versus a year ago due to an increased investment in RVP.

Third-quarter revenue in China decreased 30% year over year, or down 31% in constant dollars. Units sold decreased 28% and Active Representatives were down

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36%. The region’s revenues continued to be impacted by the company’s deliberate transition away from a hybrid model to one which focuses on direct selling. China had an operating loss of $3 million compared with $3 million in profit in last year’s third quarter.

Avon will conduct a conference call at 9:00 A.M. today to discuss the quarter’s results. The dial-in number for the call is (800) 843-2086 in the U.S. or (706) 643-1815 from non-U.S. locations (conference ID number: 16944678). The call and related slide presentation will be webcast live at www.avoninvestor.com and can be accessed or downloaded from that site for a period of one year.

Avon, the company for women, is a leading global beauty company, with over $10 billion in annual revenue. As the world’s largest direct seller, Avon markets to women in more than 100 countries through approximately 6.2 million independent Avon Sales Representatives. Avon’s product line includes beauty products, as well as fashion and home products, and features such well-recognized brand names as Avon Color, Anew, Skin-So-Soft, Advance Techniques, Avon Naturals, and Mark. Learn more about Avon and its products at www.avoncompany.com.

# # #

Footnote

1 “Adjusted” items refer to financial results presented in accordance with US GAAP that have been adjusted to exclude the impact of Venezuelan special items and restructuring costs, as described below, under “Non-GAAP Financial Measures.”

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with US GAAP, we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars. We refer to these adjusted growth rates as Constant $ growth, which is a non-GAAP financial measure. We believe this measure provides investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies

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into U.S. dollars, we calculate current year results and prior year results at a constant exchange rate. Currency impact is determined as the difference between actual growth rates and constant currency growth rates.

We present gross margin, selling, general and administrative expenses as a percentage of revenue, operating profit, operating margin, earnings per share and effective tax rate on a non-GAAP basis. The discussion of our segments presents operating profit and operating margin on a non-GAAP basis. We have provided a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP. These non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses the non-GAAP financial measures to evaluate its operating performance and believes that it is meaningful for investors to be made aware of, on a period to period basis, the impacts of 1) costs to implement (“CTI”) restructuring initiatives and 2) costs and charges related to Venezuela being designated as a highly inflationary economy and the subsequent devaluation of its currency (“Venezuelan special items”). The Venezuelan special items include the impact on the Statement of Income caused by the devaluation of the Venezuelan currency on monetary assets and liabilities, such as cash, receivables and payables; deferred tax assets and liabilities; and nonmonetary assets, such as inventory and prepaid expenses. For nonmonetary assets, the Venezuelan special items include the earnings impact caused by the difference between the historical cost of the assets at the previous official exchange rate of 2.15 and the new official exchange rate of 4.30.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements in this release that are not historical facts or information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Such factors include, among others, the following:

•

our ability to implement the key initiatives of, and realize the gross and operating margins and projected benefits (in the amounts and time schedules we expect) from, our global business strategy, including our multi-year restructuring initiatives, product mix and pricing strategies, enterprise resource planning, customer service initiatives, product line simplification program, sales and operation planning process, strategic sourcing initiative, outsourcing strategies, zero-overhead-growth philosophy, Internet platform and technology strategies, information technology and related system enhancements and cash management, tax, foreign currency hedging and risk management strategies;

•

our ability to realize the anticipated benefits (including any projections concerning future revenue and operating margin increases) from our multi-year restructuring initiatives or other strategic initiatives on the time schedules or in the amounts that we expect, and our plans to invest these anticipated benefits ahead of future growth;

•	the possibility of business disruption in connection with our multi-year restructuring initiatives or other strategic initiatives;

•	our ability to realize sustainable growth from our investments in our brand and the direct-selling channel;

•	our ability to transition our business in North America, including optimizing our product portfolio and enhancing field fundamentals;

•

a general economic downturn, a recession globally or in one or more of our geographic regions, such as North America, or sudden disruption in business conditions, and the ability of our broad-based geographic portfolio to withstand such economic downturn, recession or conditions;

•

the effect of political, legal, tax and regulatory risks imposed on us, our operations or our Representatives, including foreign exchange or other restrictions, interpretation and enforcement of foreign laws including any changes thereto, as well as reviews and investigations by government

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regulators that have occurred or may occur from time to time, including, for example, local regulatory scrutiny in China;

•	the inventory obsolescence and other costs associated with our product line simplification program;

•	our ability to effectively implement initiatives to reduce inventory levels in the time period and in the amounts we expect;

•	our ability to achieve growth objectives or maintain rates of growth, particularly in our largest markets and developing and emerging markets, such as Brazil or Russia;

•

our ability to successfully identify new business opportunities and identify and analyze acquisition candidates, secure financing on favorable terms and negotiate and consummate acquisitions as well as to successfully integrate or manage any acquired business;

•

the effect of economic factors, including inflation and fluctuations in interest rates and currency exchange rates, as well as the designation of Venezuela as a highly inflationary economy, and the potential effect of such factors on our business, results of operations and financial condition;

•

our ability to successfully transition and evolve our business in China in connection with the development and evolution of the direct selling business in that market, our ability to operate using a direct-selling model permitted in that market and our ability to retain and increase the number of Active Representatives there over a sustained period of time;

•	general economic and business conditions in our markets, including social, economic and political uncertainties in the international markets in our portfolio;

•

any developments in or consequences of internal investigations and compliance reviews that we conduct, and any litigation related thereto, including the ongoing investigation and compliance reviews of Foreign Corrupt Practices Act and related U.S. and foreign law matters in China and additional countries, as well as any disruption or adverse consequences resulting from such investigations, reviews, related actions or litigation;

•

information technology systems outages, disruption in our supply chain or manufacturing and distribution operations, or other sudden disruption in business operations beyond our control as a result of events such as acts of terrorism or war, natural disasters, pandemic situations and large scale power outages;

•	the risk of product or ingredient shortages resulting from our concentration of sourcing in fewer suppliers;

•	the quality, safety and efficacy of our products;

•	the success of our research and development activities;

•	our ability to attract and retain key personnel and executives;

•

competitive uncertainties in our markets, including competition from companies in the cosmetics, fragrances, skin care and toiletries industry, some of which are larger than we are and have greater resources;

•

our ability to implement our Sales Leadership program globally, to generate Representative activity, to increase the number of consumers served per Representative and their engagement online, to enhance the Representative and consumer experience and increase Representative productivity through investments in the direct-selling channel, and to compete with other direct-selling organizations to recruit, retain and service Representatives and to continue to innovate the direct selling model;

•

the impact of the seasonal nature of our business, adverse effect of rising energy, commodity and raw material prices, changes in market trends, purchasing habits of our consumers and changes in consumer preferences, particularly given the global nature of our business and the conduct of our business in primarily one channel;

•	our ability to protect our intellectual property rights;

•	the risk of an adverse outcome in any material pending and future litigations or with respect to the legal status of Representatives;

•	our ratings and our access to financing and ability to secure financing at attractive rates; and

•	the impact of possible pension funding obligations, increased pension expense and any changes in pension regulations or interpretations thereof on our cash flow and results of operations.

Additional information identifying such factors is contained in Item 1A of our 2009 Form 10-K for the year ended December 31, 2009. We undertake no obligation to update any such forward-looking statements.

AVON PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In millions, except per share data)

	Three months ended September 30		Percent Change	Nine months ended September 30		Percent Change
	2010	2009		2010	2009

Net sales	$2,623.5	$2,527.0	4%	$7,727.0	$7,130.4	8%
Other revenue	34.1	32.0		99.5	93.8

Total revenue	2,657.6	2,559.0	4%	7,826.5	7,224.2	8%

Cost of sales	946.2	954.8		2,871.6	2,700.3
Selling, general and administrative expenses	1,451.8	1,345.7		4,231.0	3,914.1

Operating profit	259.6	258.5	0%	723.9	609.8	19%

Interest expense	21.1	26.1		63.3	78.8
Interest income	(1.8)	(3.2)		(10.0)	(15.2)
Other expense, net	3.8	3.9		52.1	7.9

Total other expenses	23.1	26.8		105.4	71.5

Income before taxes	236.5	231.7	2%	618.5	538.3	15%
Income taxes	(69.0)	(74.1)		(238.5)	(178.6)

Net income	167.5	157.6		380.0	359.7
Net income attributable to noncontrolling interest	(0.8)	(1.4)		(3.2)	(3.3)

Net income attributable to Avon	$166.7	$156.2	7%	$376.8	$356.4	6%

Earnings per share:
Basic	$.39	$.36	8%	$.87	$.83	5%

Diluted	$.38	$.36	6%	$.87	$.83	5%

AVON PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	September 30 2010	December 31 2009
Assets
Current Assets
Cash and cash equivalents	$841.5	$1,311.6
Accounts receivable, net	755.5	779.7
Inventories	1,356.8	1,067.5
Prepaid expenses and other	1,039.3	1,030.5

Total current assets	3,993.1	4,189.3

Property, plant and equipment, at cost	2,881.4	2,699.3
Less accumulated depreciation	(1,246.1)	(1,169.7)

	1,635.3	1,529.6

Other assets	2,178.8	1,113.8

Total assets	$7,807.2	$6,832.7

Liabilities and Shareholders’ Equity
Current Liabilities
Debt maturing within one year	$1,169.3	$138.1
Accounts payable	876.6	754.7
Accrued compensation	325.4	291.0
Other accrued liabilities	757.8	697.1
Sales and taxes other than income	214.2	259.2
Income taxes	86.6	134.7

Total current liabilities	3,429.9	2,274.8

Long-term debt	1,934.6	2,307.8
Employee benefit plans	568.8	588.9
Long-term income taxes	172.3	173.8
Other liabilities	149.2	174.8

Total liabilities	$6,254.8	$5,520.1

Shareholders’ Equity
Common stock	$186.5	$186.1
Additional paid-in-capital	2,006.1	1,941.0
Retained earnings	4,476.5	4,383.9
Accumulated other comprehensive loss	(603.1)	(692.6)
Treasury stock, at cost	(4,556.8)	(4,545.8)

Total Avon shareholders’ equity	1,509.2	1,272.6

Noncontrolling Interest	43.2	40.0

Total shareholders’ equity	$1,552.4	$1,312.6

Total liabilities and shareholders’ equity	$7,807.2	$6,832.7

AVON PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Nine Months Ended September 30
	2010	2009
Cash Flows from Operating Activities
Net income	$380.0	$359.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	139.1	131.4
Provision for doubtful accounts	161.2	159.6
Provision for obsolescence	77.7	72.2
Share-based compensation	46.2	43.1
Deferred income taxes	(52.8)	(36.3)
Charge for Venezuelan monetary assets and liabilities	46.1	—
Other	80.4	44.5

Changes in assets and liabilities:
Accounts receivable	(179.3)	(157.0)
Inventories	(321.6)	(207.8)
Prepaid expenses and other	(81.7)	(92.8)
Accounts payable and accrued liabilities	155.8	29.8
Income and other taxes	(99.0)	(82.2)
Noncurrent assets and liabilities	(14.1)	(17.1)

Net cash provided by operating activities	338.0	247.1

Cash Flows from Investing Activities
Capital expenditures	(216.9)	(171.8)
Disposal of assets	11.7	10.2
Purchases of investments	(1.6)	(0.7)
Proceeds from sale of investments	4.1	61.8
Acquisitions and other investing activities	(795.2)	5.7

Net cash used by investing activities	(997.9)	(94.8)

Cash Flows from Financing Activities
Cash dividends	(287.5)	(273.1)
Debt, net (maturities of three months or less)	529.1	(499.1)
Proceeds from debt	5.5	948.9
Repayment of debt	(18.3)	(155.2)
Proceeds from exercise of stock options	18.7	3.8
Excess tax benefit realized from share-based compensation	2.8	(2.1)
Repurchase of common stock	(11.4)	(7.6)

Net cash provided by financing activities	238.9	15.6

Effect of exchange rate changes on cash and equivalents	(49.1)	20.8
Net (decrease) increase in cash and equivalents	(470.1)	188.7
Cash and equivalents at beginning of year	$1,311.6	$1,104.7
Cash and equivalents at end of period	$841.5	$1,293.4

AVON PRODUCTS, INC.

SUPPLEMENTAL SCHEDULE

(Unaudited)

(In millions)

THREE MONTHS ENDED 9/30/10
REGIONAL RESULTS
$ in Millions	Total Revenue US$		C$	Units	Price/Mix	Active Reps	Average Order C$
		% var. vs 3Q09	% var. vs 3Q09	% var. vs 3Q09	% var. vs 3Q09	% var. vs 3Q09	% var. vs 3Q09
Latin America	$1,206.8	8%	13%	6%	7%	8%	5%
North America	531.1	(2)	(3)	(8)	5	(6)	3
Central & Eastern Europe	310.8	(1)	2	—	2	3	(1)
Western Europe, Middle East & Africa	332.1	11	16	5	11	14	2
Asia Pacific	229.7	3	(4)	2	(6)	2	(6)
China	47.1	(30)	(31)	(28)	(3)	(36)	5
Total from operations	2,657.6	4	6	1	5	4	2
Global and other	—	—	—	—	—	—	—
Total	$2,657.6	4%	6%	1%	5%	4%	2%

	2010 GAAP Operating Profit US$	% var. vs 3Q09	2010 GAAP Operating Margin US$	2010 Non-GAAP Operating Profit US$ (1)	2009 Non-GAAP Operating Profit US$ (1)	2010 Non-GAAP Operating Margin (1)	2009 Non-GAAP Operating Margin (1)
Latin America	$186.3	(3)%	15.4%	$196.0	$198.0	16.2%	17.8%
North America	30.1	25	5.7	33.9	35.4	6.4	6.5
Central & Eastern Europe	49.9	7	16.1	50.5	49.1	16.2	15.6
Western Europe, Middle East & Africa	33.4	185	10.1	33.1	17.1	10.0	5.7
Asia Pacific	22.7	(2)	9.9	22.0	25.6	9.6	11.5
China	(2.8)	(212)	(5.9)	(2.7)	1.7	(5.7)	2.5
Total from operations	319.6	6	12.0	332.8	326.9	12.5	12.8
Global and other	(60.0)	(43)	—	(58.6)	(34.9)	—	—
Total	$259.6	0%	9.8%	$274.2	$292.0	10.3%	11.4%

CATEGORY SALES (US$)
	Consolidated
	US$		C$
		% var. vs 3Q09	% var. vs 3Q09
Beauty (color cosmetics/fragrances/skin care/personal care)	$1,895.1	3%	5%
Fashion (fashion jewelry/watches/apparel/footwear/accessories/children’s) (2)	475.2	8	10
Home (gift & decorative products/housewares/entertainment & leisure/children’s/nutrition) (2)	253.2	4	8

Net sales	$2,623.5	4%	6%
Other revenue	34.1	7	5

Total revenue	$2,657.6	4%	6%

NINE MONTHS ENDED 9/30/10

REGIONAL RESULTS
$ in Millions	Total Revenue US$		C$	Units	Price/Mix	Active Reps	Average Order C$
		% var. vs 9M09	% var. vs 9M09	% var. vs 9M09	% var. vs 9M09	% var. vs 9M09	% var. vs 9M09
Latin America	$3,314.9	15%	14%	5%	9%	7%	7%
North America	1,599.6	(3)	(4)	(5)	1	(2)	(2)
Central & Eastern Europe	1,077.0	12	9	5	4	6	3
Western Europe, Middle East & Africa	984.5	17	16	12	4	14	2
Asia Pacific	676.5	7	0	3	(3)	4	(4)
China	174.0	(31)	(31)	(36)	5	(25)	(6)
Total from operations	7,826.5	8	7	2	5	5	2
Global and other	—	—	—	—	—	—	—
Total	$7,826.5	8%	7%	2%	5%	5%	2%

	2010 GAAP Operating Profit US$	% var. vs 9M09	2010 GAAP Operating Margin US$	2010 Non-GAAP Operating Profit US$ (1)	2009 Non-GAAP Operating Profit US$ (1)	2010 Non-GAAP Operating Margin (1)	2009 Non-GAAP Operating Margin (1)
Latin America	$414.9	0%	12.5%	$502.5	$447.0	15.2%	15.5%
North America	110.0	53	6.9	127.3	107.0	8.0	6.5
Central & Eastern Europe	198.1	73	18.4	201.3	137.6	18.7	14.3
Western Europe, Middle East & Africa	115.0	273	11.7	111.5	51.1	11.3	6.1
Asia Pacific	74.7	50	11.0	74.2	65.0	11.0	10.3
China	(15.1)	(165)	(8.7)	(16.0)	22.9	(9.2)	9.1
Total from operations	897.6	27	11.5	1,000.8	830.6	12.8	11.5
Global and other	(173.7)	(84)	—	(173.3)	(83.4)	—	—
Total	$723.9	19%	9.2%	$827.5	$747.2	10.6%	10.3%

CATEGORY SALES (US$)
	Consolidated
	US$		C$
		% var. vs 9M09	% var. vs 9M09
Beauty (color cosmetics/fragrances/skin care/personal care)	$5,592.3	8%	6%
Fashion (fashion jewelry/watches/apparel/footwear/accessories/children’s) (2)	1,397.7	9	8
Home (gift & decorative products/housewares/entertainment & leisure/children’s/nutrition) (2)	737.0	8	8

Net sales	$7,727.0	8%	7%
Other revenue	99.5	6	3

Total revenue	$7,826.5	8%	7%

(1)	For a further discussion on our non-GAAP financial measures, please refer to our discussion of non-GAAP financial measures in this release and reconciliations of our non-GAAP financial measures to the related GAAP financial measure in the following supplemental schedules.

(2)	During the third quarter of 2010, items associated with children’s products, that were previously reported in Home, were reclassified into Fashion if such children’s product was Fashion related.

AVON PRODUCTS, INC.

SUPPLEMENTAL SCHEDULE

NON-GAAP FINANCIAL MEASURES

(Unaudited)

This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

$ in Millions (except per share data)	THREE MONTHS ENDED 9/30/10
	Reported (GAAP)	CTI restructuring initiatives	Venezuelan special items	Rounding	Adjusted (Non-GAAP)
Cost of Sales	$946.2	$2.3	$7.0		$936.9
Selling, general and administrative expenses	1,451.8	4.9	0.4		1,446.5

Operating profit	259.6	7.2	7.4		274.2
Income before taxes	236.5	7.2	7.4		251.1
Income taxes	(69.0)	(3.0)	-		(72.0)

Net income attributable to Avon	$166.7	$4.2	$7.4		$178.3

Diluted EPS	0.38	0.01	0.02		0.41

Gross margin	64.4%	0.1	0.3	(0.1)	64.7%
SG&A as a % of Revenues	54.6%	0.2	0.0		54.4%
Operating margin	9.8%	0.3	0.3	(0.1)	10.3%
Effective tax rate	29.2%	0.4	(0.9)		28.7%

SEGMENT OPERATING PROFIT
Latin America	$186.3	$2.3	$7.4		$196.0
North America	30.1	3.8	0.0		33.9
Central & Eastern Europe	49.9	0.6	0.0		50.5
Western Europe, Middle East & Africa	33.4	(0.3)	0.0		33.1
Asia Pacific	22.7	(0.7)	0.0		22.0
China	(2.8)	0.1	0.0		(2.7)
Global and other	(60.0)	1.4	0.0		(58.6)
Total	$259.6	$7.2	$7.4		$274.2

SEGMENT OPERATING MARGIN
Latin America	15.4%	0.2	0.6		16.2%
North America	5.7%	0.7	0.0		6.4%
Central & Eastern Europe	16.1%	0.2	0.0	(0.1)	16.2%
Western Europe, Middle East & Africa	10.1%	(0.1)	0.0		10.0%
Asia Pacific	9.9%	(0.3)	0.0		9.6%
China	(5.9)%	0.2	0.0		(5.7)%
Global and other	—	0.0	0.0		0.0%
Total	9.8%	0.3	0.3	(0.1)	10.3%

AVON PRODUCTS, INC.

SUPPLEMENTAL SCHEDULE

NON-GAAP FINANCIAL MEASURES

(Unaudited)

$ in Millions (except per share data)	NINE MONTHS ENDED 9/30/10
	Reported (GAAP)	CTI restructuring initiatives	Venezuelan special items	Rounding	Adjusted (Non-GAAP)
Cost of Sales	$2,871.6	$6.9	$70.1		$2,794.6
Selling, general and administrative expenses	4,231.0	16.1	10.5		4,204.4

Operating profit	723.9	23.0	80.6		827.5
Income before taxes	618.5	23.0	126.7		768.2
Income taxes	(238.5)	(8.5)	12.7		(234.3)

Net income attributable to Avon	$376.8	$14.5	$139.4		$530.7

Diluted EPS	0.87	0.03	0.32		1.22

Gross margin	63.3%	0.1	0.9		64.3%
SG&A as a % of Revenues	54.1%	(0.2)	(0.1)	(0.1)	53.7%
Operating margin	9.2%	0.3	1.0	0.1	10.6%
Effective tax rate	38.6%	0.2	(8.2)	(0.1)	30.5%

SEGMENT OPERATING PROFIT
Latin America	$414.9	$7.0	$80.6		$502.5
North America	110.0	17.3	0.0		127.3
Central & Eastern Europe	198.1	3.2	0.0		201.3
Western Europe, Middle East & Africa	115.0	(3.5)	0.0		111.5
Asia Pacific	74.7	(0.5)	0.0		74.2
China	(15.1)	(0.9)	0.0		(16.0)
Global and other	(173.7)	0.4	0.0		(173.3)
Total	$723.9	$23.0	$80.6		$827.5

SEGMENT OPERATING MARGIN
Latin America	12.5%	0.2	2.4	0.1	15.2%
North America	6.9%	1.1	0.0		8.0%
Central & Eastern Europe	18.4%	0.3	0.0		18.7%
Western Europe, Middle East & Africa	11.7%	(0.4)	0.0		11.3%
Asia Pacific	11.0%	(0.1)	0.0	0.1	11.0%
China	(8.7)%	(0.5)	0.0		(9.2)%
Global and other	—	0.0	0.0		0.0%
Total	9.2%	0.3	1.0	0.1	10.6%

AVON PRODUCTS, INC.

SUPPLEMENTAL SCHEDULE

NON-GAAP FINANCIAL MEASURES

(Unaudited)

$ in Millions (except per share data)	THREE MONTHS ENDED 9/30/09
	Reported (GAAP)	CTI restructuring initiatives	Rounding	Adjusted (Non-GAAP)
Cost of Sales	$954.8	$3.3		$951.5
Selling, general and administrative expenses	1,345.7	30.2		1,315.5

Operating profit	258.5	33.5		292.0
Income before taxes	231.7	33.5		265.2
Income taxes	(74.1)	(10.8)		(84.9)

Net income attributable to Avon	$156.2	$22.7		$178.9

Diluted EPS	0.36	0.06		0.42

Gross margin	62.7%	0.1		62.8%
SG&A as a % of Revenues	52.6%	1.2		51.4%
Operating margin	10.1%	1.3		11.4%
Effective tax rate	32.0%	—		32.0%

SEGMENT OPERATING PROFIT
Latin America	$192.3	$5.7		$198.0
North America	24.1	11.3		35.4
Central & Eastern Europe	46.7	2.4		49.1
Western Europe, Middle East & Africa	11.7	5.4		17.1
Asia Pacific	23.2	2.4		25.6
China	2.5	(0.8)		1.7
Global and other	(42.0)	7.1		(34.9)
Total	$258.5	$33.5		$292.0

SEGMENT OPERATING MARGIN
Latin America	17.3%	0.5		17.8%
North America	4.4%	2.1		6.5%
Central & Eastern Europe	14.9%	0.8	(0.1)	15.6%
Western Europe, Middle East & Africa	3.9%	1.8		5.7%
Asia Pacific	10.4%	1.1		11.5%
China	3.7%	(1.2)		2.5%
Global and other	—	—		—
Total	10.1%	1.3		11.4%

AVON PRODUCTS, INC.

SUPPLEMENTAL SCHEDULE

NON-GAAP FINANCIAL MEASURES

(Unaudited)

$ in Millions (except per share data)	NINE MONTHS ENDED 9/30/09
	Reported (GAAP)	CTI restructuring initiatives	Rounding	Adjusted (Non -GAAP)
Cost of Sales	$2,700.3	$3.6		$2,696.7
Selling, general and administrative expenses	3,914.1	133.8		3,780.3

Operating profit	609.8	137.4		747.2
Income before taxes	538.3	137.4		675.7
Income taxes	(178.6)	(21.9)		(200.5)

Net income attributable to Avon	$356.4	$115.5		$471.9

Diluted EPS	0.83	0.27	(0.01)	1.09

Gross margin	62.6%	0.1		62.7%
SG&A as a % of Revenues	54.2%	1.9		52.3%
Operating margin	8.4%	1.9		10.3%
Effective tax rate	33.2%	(3.5)		29.7%

SEGMENT OPERATING PROFIT
Latin America	$414.4	$32.6		$447.0
North America	71.7	35.3		107.0
Central & Eastern Europe	114.4	23.2		137.6
Western Europe, Middle East & Africa	30.8	20.3		51.1
Asia Pacific	49.9	15.1		65.0
China	23.1	(0.2)		22.9
Global and other	(94.5)	11.1		(83.4)
Total	$609.8	$137.4		$747.2

SEGMENT OPERATING MARGIN
Latin America	14.4%	1.1		15.5%
North America	4.3%	2.1	0.1	6.5%
Central & Eastern Europe	11.9%	2.4		14.3%
Western Europe, Middle East & Africa	3.7%	2.4		6.1%
Asia Pacific	7.9%	2.4		10.3%
China	9.1%	(0.1)	0.1	9.1%
Global and other	—	—		—
Total	8.4%	1.9		10.3%